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                                                                   Exhibit 10.2


                      AMENDMENT TO EMPLOYMENT AGREEMENT


  This Amendment to the original Employment Agreement, dated October 18, 1994, between Medex, Inc. (the "Company") and Bradley P. Gould (the "Employee") is hereby effective as of the date of execution herein.

                                    RECITALS
                                    --------

A. WHEREAS, Employee, who previously served as Senior Vice President of European Operations, has recently been elected Chief Executive Officer of the Company and the Company recognizes that Employee is a valuable resource for the Company and the Company desires to be assured of the continued service of Employee; and

B. WHEREAS, Employee has concerns about the continuation of his employment and/or his status and responsibilities with the Company in the event of a possible or threatened change in control of the Company; and

C. WHEREAS, the Company is concerned about the possible effect on Employee of the uncertainties created by any proposed or threatened change of control, whether approved by the Board of Directors or otherwise, and the possibility that Employee may be approached by others with employment opportunities.

D. WHEREAS, Employee is willing to continue to serve as Chief Executive Officer but desires assurance that in the event of any such change in control, regardless of its approval by the Board of Directors, he will continue to have the responsibility and status he has earned.

   THEREFORE, in consideration of the foregoing and other valuable consideration, the parties agree to amend the original Employment Agreement as follows:
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1. Delete Section 1(e) of the Employment Agreement.

2. All other recitals, terms and conditions as set forth in the original Employment Agreement dated October 18, 1994, shall remain unchanged and in full force and effect.

  IN WITNESS WHEREOF, this Agreement has been executed on the    1st    day of
                                                              ---------
November  , 1995.
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            Medex, Inc.


            By: Robert E. Boyd, Jr.
                -----------------------

            Its:  Secretary
                 ----------------------


            Bradley P. Gould,
            ---------------------------
            Bradley P. Gould, Employee





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